UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
__________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 21, 2018

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01  Other Events.

Throughout this document, AT&T Inc. is referred to as "we" or "AT&T." AT&T is a holding company whose subsidiaries and affiliates operate worldwide in the telecommunications, media and technology industries. Due to organizational changes and our June 14, 2018 acquisition of Time Warner Inc. (Time Warner), effective for the quarter ended September 30, 2018, we are revising our operating segments to align with the new management structure and organizational responsibilities.

Our new reportable segments are:

The Communications segment provides wireless and wireline telecom, video and broadband services to consumers located in the U.S. or in U.S. territories and businesses globally. This segment contains the following reporting units:
•	Mobility provides nationwide wireless service and equipment.
•
Entertainment Group provides video, including over-the-top (OTT) services, broadband and voice communications services primarily to residential customers. This segment also sells advertising on DIRECTV and U-verse distribution platforms.

•	Business Wireline provides advanced IP-based services, as well as traditional voice and data services to business customers.

The WarnerMedia segment develops, produces and distributes feature films, television, gaming and other content in various physical and digital formats globally. Historical results from AT&T's Regional Sports Network (RSN) and equity investments (predominately Game Show Network and Otter Media Holdings), previously included in Entertainment Group, have been recast into the WarnerMedia segment and are combined with the Time Warner operations for the period subsequent to our acquisition on June 14, 2018. This segment contains the following reporting units:
•
Turner is comprised of the WarnerMedia businesses managed by Turner as well as our RSN. This reporting unit creates and programs branded news, entertainment, sports and kids multi-platform content that is sold to various distribution affiliates. Turner also sells advertising on its networks and digital properties.

•
Warner Bros. consists of the production, distribution and licensing of television programming and feature films, the distribution of home entertainment products and the production and distribution of games.

•
Home Box Office consists of premium pay television and OTT services domestically and premium pay, basic tier television and OTT services internationally, as well as content licensing and home entertainment.

The Latin America segment provides entertainment and wireless services outside of the U.S. This segment contains the following reporting units:
•	Vrio provides video services to customers using satellite technology in Latin America and the Caribbean.
•	Mexico provides wireless service and equipment to customers in Mexico.

The Advertising & Analytics segment provides advertising services. These services utilize data insights to develop higher value targeted advertising. Certain revenues in this segment are also reported by the Communications segment and are eliminated upon consolidation.

In addition to these reportable segments, we will be providing supplemental financial information to aid in comparability to other companies that presents (1) our AT&T Business Solutions results which include both wireless and wireline operations and (2) a combined view of advertising revenues reported by AT&T.

AT&T today is making available the recasting of the historical reported segment and supplemental results, which will be included in our third-quarter 2018 earnings materials, for the quarters and year ended 2017 and for the quarters ended March 31, and June 30, 2018, which are provided as hereto. We have included Time Warner results for the 16-day period from June 15, 2018 to June 30, 2018. In accordance with U.S. generally accepted accounting principles, operating results from Time Warner prior to the acquisition are excluded.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

(d)          Exhibits

99.1	Reconciliation of Segment Contribution to consolidated Operating Income and consolidated Income Before Income Taxes
99.2	Recast quarterly segment results
99.3	Supplemental AT&T Business Solutions results
99.4	Supplemental AT&T Advertising revenues

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: September 21, 2018	By: /s/ Debra L. Dial Debra L. Dial Senior Vice President and Controller